EXHIBIT 99.1

COMPUCREDIT CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2009

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Shareholders of CompuCredit Corporation (“CompuCredit”) to be held on                     , 2009 (the “Special Meeting”) and appoints each of David G. Hanna, Richard R. House, Jr. and Rohit H. Kirpalani as a proxy, each with the power to appoint his substitute, and hereby authorizes each of them to exercise at the Special Meeting, and at any adjournments or postponements thereof, all the votes to which the undersigned is entitled by virtue of the undersigned’s record ownership of shares of Common Stock of CompuCredit. The exercise of such votes shall be as set forth herein upon all matters referred to on this proxy card and described in the Proxy Statement/Prospectus for the Special Meeting.

(Continued and to be signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. To approve the holding company reorganization to be effected pursuant to the Agreement and Plan of Merger dated May     , 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN YOUR EXECUTED PROXYCARD TO US PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:
Signature of Shareholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.